SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 19, 2005

Date of Report

(Date of earliest event reported)

RS GROUP OF COMPANIES, INC.

(Exact name of registrant as specified in this charter)

FLORIDA	0-50046	65-1082128
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 YORKLAND BLVD., SUITE 200, TORONTO, ONTARIO, CANADA M2J 5C1

(Address and Zip Code of Principal Executive Offices)

Issuer's Telephone Number: (416)391-4223

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)  Previous Independent Accountants.

(i)

On January 19, 2005, Samuel Klein and Company, which had been our independent accountants since August 2003, terminated its auditor relationship with us and resigned as our independent auditor based on the decision of Samuel Klein and Company to cease the SEC portion of its practice.

(ii)

Samuel Klein and Company 's reports on our financial statements for the last two fiscal years, ended December 31, 2003 and 2004, have not contained an adverse opinion or disclaimer of opinion, nor have they contained any modifications as to uncertainty, scope or accounting principles.

(iii)

During the last two fiscal years, ended December 31, 2003 and 2004, and since that date through the date hereof, there have been no disagreements with Samuel Klein and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Samuel Klein and Company’s satisfaction, would have caused Samuel Klein and Company to make reference to the subject matter of any such disagreements in connection with its reports.

(iv)

Our Board of Directors considered the recommendation of Samuel Klein and Company that the firm of Rotenberg, Meril, Solomon, Bertiger and Guttila, P.C. be selected as successor to Samuel Klein and Company, which selection was approved by our Board of Directors.

(v)

Samuel Klein and Company is being provided a copy of the disclosures made under this Item 4 simultaneous with the filing hereof and shall be requested to furnish a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements as set forth herein. Samuel Klein and Company shall be asked to provide the letter to us so that it can be filed with the Securities and Exchange Commission within ten business days after the filing of this report .

(b)  New Independent Accountants.

(i) On January 24, 2005, we engaged the firm of Rotenberg, Meril, Solomon, Bertiger and Guttila, P.C., Saddle Brook, New Jersey, as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2004.

(ii) We have not consulted with Rotenberg, Meril, Solomon, Bertiger and Guttila, P.C.during the two years ended December 31, 2004, and during the subsequent period to the date hereof, on either (a) the application of accounting principles, (b) the type of opinion Rotenberg, Meril, Solomon, Bertiger and Guttila, P.C.might issue on our financial statements, or (c) any other matter that was either the subject of any disagreement between us and our former auditor or a reportable event as described in Item 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RS GROUP OF COMPANIES, INC.

By:	/s/ JOHN HAMILTON
John Hamilton, Chairman and Chief Executive Officer

Date: January 25, 2005